Exhibit 10.1

SIRVA, Inc. Directors Compensation Policy
Established Under the SIRVA, Inc. Omnibus Stock Incentive Plan

Amended and Restated as of January 13, 2006

•                                          Compensation Generally.  For each full calendar year of participation on the Board of Directors (the “Board”) of SIRVA, Inc. (the “Company”), an Eligible Director will receive

(i)                                     “Base Compensation” of One Hundred Thousand Dollars ($100,000) per year, payable quarterly in arrears forty percent (40%) in cash and sixty percent (60%) in shares of Deferred Stock (as such term is defined the SIRVA, Inc. Omnibus Stock Incentive Plan (the “Plan”)); and

(ii)                                  “Additional Compensation” of

a.               if such Eligible Director is also the chairperson of the Board, Four Hundred Thousand Dollars ($400,000) per year, payable as set forth below quarterly in arrears,

b.              if such Eligible Director is also the Vice Chairperson of the Board, Two Hundred and Fifty Thousand Dollars ($250,000) per year, payable as set forth below quarterly in arrears,

c.               if such Eligible Director is also the chairperson of the Audit Committee, Fifteen Thousand Dollars ($15,000) per year, payable as set forth below annually in arrears,

d.              if such Eligible Director is also the chairperson of the Compensation Committee, the Nominating and Governance Committee (such committees, the “Existing Committees”) or any other committee established by the Board  if the Nominating and Governance Committee recommends and the Board approves such fee (and meeting fees, as described below) (each, a “New Committee”) Ten Thousand Dollars ($10,000) per year, payable as set forth below annually in arrears, and

e.               At meetings for which minutes are prepared and submitted to the Secretary of the Company for inclusion in its minute book, (a) One Thousand Five Hundred Dollars ($1,500) per Board and Existing Committee (and any New Committee) meeting for participation in person and (b) Seven Hundred Fifty Dollars ($750) per Board and Existing Committee (and any New Committee) meeting for participation by telephone or other similar means, in each case, payable as set forth below quarterly in arrears following such submission.

Any Additional Compensation that an Eligible Director receives under this Policy shall be paid in cash; provided, that any such Additional Compensation that is payable for service as a committee chairperson under clause (ii)(d) above shall be paid in cash unless the Eligible Director elects to receive all or a portion of such fees in Deferred Stock.  Any cash payable to an Eligible Director hereunder shall be paid as soon as reasonably practicable after the close of the applicable period.  All shares of Deferred Stock shall be subject to the terms and conditions of this Policy and the Plan (including, without limitation, Article IX thereof) and, in the event of a conflict between any term of this Policy and the terms of the Plan, the terms of this Policy shall control.  For purposes of this Policy, “Compensation” shall mean Base Compensation plus any Additional Compensation paid hereunder.

•                                          Definition of Eligible Director.  For purposes of this Policy, an “Eligible Director” shall mean a director of the Company (i) who is neither an officer nor an employee of the Company, (ii) if a consulting agreement with Clayton Dubilier & Rice, Inc. (“CD&R”) or one of its affiliates is then in effect, who is not an employee of CD&R, and (iii) in each case, who is not serving as a director of the Company at the request of his or her employer.

•                                          Partial Year Service.  In the event that an Eligible Director’s service to the Board or any committee commences or terminates after the beginning of a calendar year, such Eligible Director will only be entitled to receive a pro rata portion of his or her annual compensation under this Policy, based on the number of days served during the applicable calendar year.

•                                          Deferral Elections.  An Eligible Director may elect to defer receipt of (i) a percentage in excess of sixty percent (60%) up to a maximum of 100% of any Base Compensation payable in respect of such Eligible Director’s future services and (ii) a percentage in excess of 1% up to a maximum of 100% of any Additional Compensation for service as a committee chairperson under clause (ii)(d) above payable in respect of such Eligible Director’s future services (each, a “Deferral Election”) and, in lieu thereof, receive additional shares of Deferred Stock that shall be subject to the terms and conditions of this Policy and the Plan.

•                                          Timing of Deferral Elections.  A Deferral Election may be made (i) on or before December 31 of any calendar year in respect of the calendar year following the year in which such election is made, and (ii) for any Eligible Director who becomes a director after the beginning of a calendar year, within 30 days following an Eligible Director’s election as a director with respect to Compensation to be earned in any calendar quarter within the calendar year in which such Eligible Director becomes a director and subsequent to the calendar quarter in which such Eligible Director becomes a director.

•                                          Form and Duration of Deferral Election.  A Deferral Election shall be made by written notice delivered to the Company.  Such Deferral Election shall continue in effect unless and until the Eligible Director revokes or modifies such Deferral Election by written notice delivered to the Company.  Any such revocation or modification of a Deferral Election shall become effective as of the end of the calendar year in which such notice is given and only with respect to any compensation to be payable to such Eligible Director in respect of such Director’s services in subsequent calendar years; provided that no Deferral Election and no revocation or modification of a Deferral Election shall be effective if it is delivered within six months of any prior Deferral Election or revocation or modification of a Deferral Election.  Shares of Deferred Stock credited to the Eligible Director’s Stock Account (as defined below) prior to the effective date of any such revocation or modification of a Deferral Election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of this Policy or the Plan.  An Eligible Director who has revoked a Deferral Election may deliver to the Company a new Deferral Election to defer Compensation no sooner than in the calendar year following the year in which such new Deferral Election is delivered.  The Company reserves the right to change the ability of Eligible Directors to revoke or modify their Deferral Elections.

•                                          Stock Accounts.  Any shares of Deferred Stock received by an Eligible Director under the terms of this Policy (including any Compensation deferred pursuant to a Deferral Election) shall be credited, in whole or in part, to a memorandum account (the “Stock Account”) established to record the number of shares of Common Stock (as defined in the Plan) payable to an Eligible Director under this Policy.  The number of shares of Deferred Stock credited to an Eligible Director’s Stock Account as of the close of each calendar quarter or year, as the case may be, shall, as determined by the Board or the Nominating and Governance Committee, be equal to the quotient of (x) the amount of Compensation so deferred as of the end of such quarter or year divided by (y) the Fair Market Value (as such term is defined in the Plan) of one share of Common Stock as of the end of such quarter or year or as soon as reasonably practicable thereafter.  When determining the number of shares of Deferred Stock to be credited to an Eligible Director’s Stock Account, awards shall be rounded to the nearest whole share, with amounts equal to or greater than 0.5 rounded up and amounts less than 0.5 rounded down.  Each Eligible Director shall receive from the Company on an annual basis (or more frequently as may be determined by the Board or the Nominating and Governance Committee), an accounting of such Eligible Director’s Stock Account.  An Eligible Director shall be fully vested in his or her Deferred Stock and Stock Account at all times.

•                                          Dividends/Distributions; Other Adjustments.  Whenever a dividend other than a dividend payable in the Company’s capital stock is declared with respect to the Common Stock, the number of shares of Deferred Stock in the Eligible Director’s Stock Account shall be increased by the number of shares of Deferred Stock, as determined on the related dividend record date, equal to the quotient of (x) the product of (A) the number of shares of Deferred Stock in the Eligible Director’s Stock Account and (B) the amount of any cash dividend declared by the Company on a share of Common Stock (or, in the case of any dividend distributable in property other than the Company’s capital stock, the per share value of such dividend, as determined by the Company for purposes of income tax reporting), divided by (y) the Fair Market Value.  In the case of any dividend declared on the Common Stock which is payable in the Company’s capital stock, the Eligible Director’s Stock Account shall be increased by the number of shares of Deferred Stock, as determined on the related dividend payment date, equal to the product of (i) the number of shares of Deferred Stock previously credited to the Eligible Director’s Stock Account and (ii) the number of shares of the Company’s capital stock (including any fraction thereof) distributable as a dividend on one share of Common Stock.  In the event of any change in the number or kind of outstanding shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the shares, other than a stock dividend as provided above, the Board or the Nominating and Governance Committee shall make an appropriate adjustment in the number of shares of Deferred Stock credited to the Eligible Director’s Stock Account.  Fractional Units shall be credited, but shall be rounded to the nearest whole share, with amounts equal to or greater than 0.5 rounded up and amounts less than 0.5 rounded down.

•                                          Distribution from Stock Account Upon Termination of Service as a Director.  Distributions from an Eligible Director’s Stock Account shall occur on the six-month anniversary of the date on which the Eligible Director ceases to be a director of the Company.  Distributions from such Stock Account shall be made in one lump-sum payment in the form of the greatest number of whole shares of Common Stock having a Fair Market Value at such time equal to or less than the aggregate value of the Deferred Stock to be distributed at such time (with any fractional interest payable in cash).  Unless and until the Company issues a certificate or certificates to an Eligible Director representing shares of Common Stock in respect of his or her Deferred Stock, the Deferred Stock (or the Stock Account) may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and only then in accordance with applicable law.  Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Deferred Stock (or his or her Stock Account) or any interest therein or any rights relating thereto without complying with the provisions of the Policy or the Plan shall be void and of no effect.

•                                          Termination for Cause.  Notwithstanding the foregoing, in the event that an Eligible Director’s service as a director of the Company is terminated for Cause (as such term is defined in the Plan), all Deferred Stock credited to such Eligible Director shall terminate and be canceled immediately upon such termination of service.

•                                          Certain Amendments.  Notwithstanding anything to the contrary contained in the Plan or this Policy, the Board may amend (such amendment to have the minimum economic effect necessary, as determined by the Board in its sole discretion) this Policy and the terms of any outstanding Deferral Election, Deferred Stock or Stock Account in such a manner as may be necessary or appropriate to avoid having this Policy, or such Deferred Stock or Stock Account become subject to the penalty provisions of section 409A of the Code.